Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 31, 2016, PRGX USA, Inc., a wholly owned subsidiary of PRGX Global, Inc. (PRGX Global, Inc. and PRGX USA, Inc. are collectively referred to as “PRGX” or “Company”), consummated the merger of Braveheart Merger Co., a wholly owned subsidiary of PRGX USA, Inc., with and into Lavante, Inc. (the “Merger”) pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 25, 2016 by and among PRGX USA, Inc., Braveheart Merger Co., Lavante, Inc. (“Lavante”), PointGuard Ventures I, L.P. and Krish Panu, as Stockholder Representative. The Company used an advance under the existing revolving credit facility with SunTrust Bank to pay the aggregate purchase price of approximately $3.7 million to Lavante after adjustments for net working capital.

The unaudited pro forma condensed combined balance sheet as of September 30, 2016 gives effect to the acquisition of Lavante as if it had occurred as of September 30, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2016 give effect to the acquisition of Lavante as if it had occurred as of January 1, 2015.

The pro forma adjustments reflected in the pro forma condensed combined financial statements are based on items that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The pro forma condensed combined financial statements reflect certain adjustments and reclassifications to the historical financial statements of Lavante to conform to the Company’s accounting policies and financial statement presentation. The adjustments reflect the Company’s best estimates based upon the information currently available. The reclassifications were determined based upon the information currently available and additional reclassifications may be necessary once the accounting for the Merger is completed and additional information becomes available.

In accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the Merger will be accounted for under the acquisition method of accounting, which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values as of the date of the Merger. At this time, the Company has not completed the detailed valuation analyses necessary to finalize the fair values of the assets and liabilities of Lavante. Accordingly, the pro forma financial statements reflect a preliminary allocation of the purchase price based on assumptions and estimates with respect to fair value that are subject to change once the detailed valuation analyses are completed. Any such changes may be material.

The pro forma condensed combined financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in the accompanying notes. The pro forma condensed combined financial statements are not necessarily indicative of what the operating results or financial position actually would have been had the Merger been completed as of the dates indicated. In addition, the pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company. The pro forma condensed combined statements of operations do not include: (1) any revenue or cost saving synergies that may be achieved subsequent to the completion of the Merger; or (2) the impact of non-recurring items directly related to the Merger.

The unaudited pro forma condensed combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both the Company and Lavante.

PRGX Global, Inc. and Subsidiaries

Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2015

(Amounts in thousands, except per share data)

(Unaudited)

			Pro forma		Pro forma
	PRGX	Lavante	Entries		Combined
Revenue	$138,302	$2,692	$—		$140,994
Operating expenses:
Cost of revenue	93,169	1,549	(31	)(a)	94,687
Selling, general and administrative expenses	32,284	4,495	(40	)(a)	36,739
Research and development	—	1,990	(11	)(a)	1,979
Depreciation of property and equipment	5,317	—	82	(a)	5,399
Amortization of intangible assets	2,458	—	—		2,458

Total operating expenses	133,228	8,034	—		141,262

Operating income (loss)	5,074	(5,342)	—		(268)
Foreign currency transaction (gains) losses on short-term intercompany balances	2,165	—	—		2,165
Interest expense (income), net	(190)	185	(103	)(c),(d)	(108)
Other (income) loss	1,191	(16)	16	(b)	1,191

Income (loss) from continuing operations before income taxes	1,908	(5,511)	87		(3,516)

Income tax expense (benefit)	369	(1)	—		368

Net income (loss) from continuing operations	$1,539	$(5,510)	$87		$(3,884)

Basic earnings (loss) per common share from continuing operations	$0.06				$(0.15)
Diluted earnings (loss) per common share from continuing operations	$0.06				$(0.15)
Weighted average common shares outstanding:
Basic	25,868				25,868

Diluted	25,904				25,904

PRGX Global, Inc. and Subsidiaries

Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2016

(Amounts in thousands, except per share data)

(Unaudited)

			Pro forma		Pro forma
	PRGX	Lavante	Entries		Combined
Revenue	$101,661	$2,119	$—		$103,780
Operating expenses:
Cost of revenue	67,444	987	(18	)(a)	68,413
Selling, general and administrative expenses	28,351	3,078	(28	)(a)	31,401
Research and development	—	1,821	(11	)(a)	1,810
Depreciation of property and equipment	3,824	—	57	(a)	3,881
Amortization of intangible assets	1,182	—	—		1,182

Total operating expenses	100,801	5,886	—		106,687

Operating income (loss)	860	(3,767)	—		(2,907)
Foreign currency transaction (gains) losses on short-term intercompany balances	(976)	—	—		(976)
Interest expense (income), net	(55)	433	(372	)(c),(d)	6
Other (income) loss	(140)	25	—		(115)

Income (loss) from continuing operations before income taxes	2,031	(4,225)	372		(1,822)

Income tax expense (benefit)	(21)	5	—		(16)

Net income (loss) from continuing operations	$2,052	$(4,230)	$372		$(1,806)

Basic earnings (loss) per common share from continuing operations	$0.09				$(0.08)
Diluted earnings (loss) per common share from continuing operations	$0.09				$(0.08)
Weighted average common shares outstanding:
Basic	22,084				22,084

Diluted	22,114				22,114

PRGX Global, Inc. and Subsidiaries

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2016

(Amounts in thousands)

(Unaudited)

	PRGX	Lavante	Pro forma Entries		Pro forma Combined
ASSETS
Current Assets:
Cash and Cash Equivalents	$13,170	$118	$(69	) (j)	$13,219
Restricted Cash	99	—	—		99
Receivables:
Contract receivables, net	28,473	149	110	(i)	28,732
Employee advances and miscellaneous receivables, net	1,710	—	—		1,710

Total receivables	30,183	149	110		30,442
Prepaid expenses and other current assets	3,657	98	—		3,755

Total current assets	47,109	365	41		47,515
Property and equipment, net	12,231	97			12,328
Goodwill	11,712	—	5,094	(h)	16,806
Intangible assets, net	5,477	—	—		5,477
Deferred income taxes	2,864	—	—		2,864
Other assets	1,327	29	—		1,356

Total assets	$80,720	$491	$5,135		$86,346

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,968	$967	$—		$7,935
Accrued payroll and related expenses	11,049	476	—		11,525
Refund liabilities and deferred revenue	8,735	473	110	(i)	9,318
Warrant derivative liability	—	225	(225	) (h)	—
Current portion of debt	—	6,940	(3,340	) (f),(g)	3,600

Total current liabilities	26,752	9,081	(3,455)		32,378
Refund liabilities	791	—	—		791
Other long-term liabilities	1,866	—	—		1,866

Total liabilities	29,409	9,081	(3,566)		35,035

Shareholders’ equity
Common stock	218	23	(23	) (e)	218
Convertible preferred stock	—	40	(40	) (e)	—
Additional paid-in-capital	574,028	29,466	(29,466	) (e)	574,028
Accumulated deficit	(523,000)	(38,119)	38,119	(e)	(523,000)
Accumulated other comprehensive income	65	—	—		65

Total shareholders’ equity	51,311	(8,590)	8,590		51,311

Total liabilities and shareholders’ equity	$80,720	$491	$5,135		$86,346

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited, in thousands)

Note 1. Description of the Transaction

On October 31, 2016, PRGX USA, Inc., a wholly owned subsidiary of PRGX Global, Inc. (PRGX Global, Inc. and PRGX USA, Inc. are collectively referred to as “PRGX” or “Company”), consummated the merger of Braveheart Merger Co., a wholly owned subsidiary of PRGX USA, Inc., with and into Lavante, Inc. (the “Merger”) pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 25, 2016 by and among PRGX USA, Inc., Braveheart Merger Co., Lavante, Inc. (“Lavante”), PointGuard Ventures I, L.P. and Krish Panu, as Stockholder Representative. The Company used an advance under the existing revolving credit facility with SunTrust Bank to pay the aggregate purchase price of approximately $3.7 million to Lavante after adjustments for net working capital.

Note 2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2016 gives effect to the acquisition of Lavante as if it had occurred as of September 30, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2016 give effect to the acquisition of Lavante as if it had occurred as of January 1, 2015. The pro forma condensed combined financial statements are not necessarily indicative of what the operating results or financial position actually would have been had the Merger been completed as of the dates indicated. In addition, the pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company. The pro forma condensed combined statements of operations do not include: (1) any revenue or cost saving synergies that may be achieved subsequent to the completion of the Merger; or (2) the impact of non-recurring items directly related to the Merger.

The pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of the PRGX and Lavante after giving effect to the Merger. The pro forma condensed combined financial statements reflect certain adjustments and reclassifications to the historical financial statements of Lavante to conform to the Company’s accounting policies and financial statement presentation. The adjustments reflect the Company’s best estimates based upon the information currently available. The reclassifications were determined based on the information currently available and additional reclassifications may be necessary as additional information becomes available.

In accordance with U.S. GAAP, the Merger will be accounted for under the acquisition method of accounting, which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values as of the date of the Merger. At this time, the Company has not completed the detailed valuation analyses necessary to finalize the fair values of the assets and liabilities of Lavante. Accordingly, the pro forma condensed combined financial statements reflect a preliminary allocation of the purchase price based on assumptions and estimates with respect to fair value that are subject to change once the detailed valuation analyses are completed. Any such changes may be material.

Note 3. Preliminary Purchase Price and Allocation

The preliminary allocation of the purchase price to the estimated fair values of assets acquired and liabilities assumed is as follows:

Current Assets	$475
Property, Plant and equipment, net	97
Goodwill	4,983
Other Assets	29

Total Assets	5,584
Current Liabilities	(1,915)

Total Purchase Price	$3,669

Note 4. Adjustments to Pro Forma Financial Statements

Adjustments to Pro Forma Statements of Operations

(a)	The Company classifies depreciation separately from operating expenses, whereas Lavante allocates depreciation within its expense classifications. This adjustment reclassifies the Lavante depreciation in order to adhere to the Company’s financial statement presentation.

(b)	Adjustment to remove valuation adjustments related to a Lavante stock warrant that was cancelled as a part of the Merger.

(c)	Adjustment to remove interest expense for Lavante debt that was paid off as a part of the Merger.

(d)	The Company borrowed $3.6 million in order to fund the Merger with Lavante. This adjustment records additional interest expense of $82,000 for the year ended December 31, 2015 and $61,000 for the nine month period ended September 30, 2016. For every 0.125% change in the interest rates on the debt, the effect on interest expense of the combined entities is approximately $4,500.

Adjustments to Pro Forma Balance Sheet

(e)	Adjustment to record the elimination of Lavante historical equity balances.

(f)	Adjustment to record the elimination of Lavante debt of $7.3 million that was paid off as part of the Merger.

(g)	Adjustment to record the $3.6 million that was borrowed by the Company in order to fund the Merger with Lavante.

(h)	Adjustment represents the addition of the estimated fair value of goodwill recognized with the Merger.

(i)	Adjustment represents the reclassification of an allowance for estimated recoveries in order to adhere to the Company’s financial statement presentation.

(j)	Represents cash transactions as follows:

Borrowing from Line of Credit	$3,600
Payoff of Lavante shareholders and satisfaction of debt obligations	(2,208)
Transaction costs	(742)
Working Capital Adjustments	(581)

Net Cash Adjustment	$(69)

(h)	Adjustment to record the elimination of Lavante warrant liability.